                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        FIDELITY NATIONAL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                          FIDELITY NATIONAL CORPORATION
                               3490 PIEDMONT ROAD
                             ATLANTA, GEORGIA 30305

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 16, 1998


         The Annual Meeting of Shareholders of Fidelity National Corporation ("Company") will be held on Thursday, April 16, 1998, at 3:00 P.M. at its office at ONE SECURITIES CENTRE, 3490 PIEDMONT ROAD, SUITE 1550, ATLANTA, GEORGIA 30305, for the purposes of considering and voting upon:

         1. The election of eleven directors to constitute the Board of Directors to serve until the next Annual Meeting and until their successors are elected and qualified.

         2. Such other matters as may properly come before the meeting or any adjournment thereof.

         Only holders of Common Stock and Preferred Stock of record at the close of business on March 10, 1998, will be entitled to notice of and to vote at the meeting or any adjournment thereof.

         A Proxy Statement and a Proxy solicited by the Board of Directors are enclosed herewith. Please sign, date and return the Proxy promptly in the enclosed business reply envelope. If you attend the meeting you may, if you wish, withdraw your Proxy and vote in person.

         Also enclosed is a copy of the Company's 1997 Annual Report to Shareholders.

                                        By Order of the Board of Directors,



                                        Martha C. Fleming
                                        Secretary

March 24, 1998

         PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY PROMPTLY SO THAT YOUR VOTE MAY BE RECORDED AT THE MEETING IF YOU DO NOT ATTEND PERSONALLY.

                          FIDELITY NATIONAL CORPORATION
                               3490 PIEDMONT ROAD
                             ATLANTA, GEORGIA 30305

                                 PROXY STATEMENT

         This Proxy Statement is furnished in connection with the solicitation of Proxies by the Board of Directors of Fidelity National Corporation ("Company") for use at the Annual Meeting of Shareholders ("Annual Meeting") of the Company to be held at its office at ONE SECURITIES CENTRE, 3490 PIEDMONT ROAD, SUITE 1550, ATLANTA, GEORGIA 30305, on April 16, 1998, at 3:00 P.M. and any adjournment thereof, for the purposes set forth in the accompanying Notice of the Annual Meeting. The expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be paid by the Company. Copies of solicitation materials may be furnished to banks, brokerage houses and other custodians, nominees and fiduciaries for forwarding to beneficial owners of shares of the Company's Common Stock ("Common Stock") and Non-Cumulative 8% Convertible Preferred Stock, Series A ("Preferred Stock"), and normal handling charges may be paid for such forwarding service. In addition, directors, officers, and other employees of the Company, who will not be additionally compensated therefor, may solicit Proxies in person or by telephone. It is anticipated that this Proxy Statement and the accompanying Proxy will first be mailed to shareholders on March 24, 1998.

         The record date of holders of Common Stock and Preferred Stock (collectively "Capital Stock") entitled to vote at the Annual Meeting was taken as of the close of business on March 10, 1998. On that date, the Company had outstanding and entitled to vote 8,116,316 shares of Common Stock, no par value with each share entitled to one vote, and 984,000 shares of Preferred Stock with each share entitled to .86926 of a vote.

         A Proxy given pursuant to this solicitation may be revoked by the holder of the Capital Stock who attends the meeting and gives oral notice of his or her election to vote in person, without compliance with any other formalities. In addition, any Proxy given pursuant to this solicitation may be revoked prior to the meeting by delivering an instrument revoking it or a duly executed Proxy bearing a later date to the Secretary of the Company. If the Proxy is properly completed and returned by the holder of the Capital Stock and is not revoked, it will be voted at the meeting in the manner specified thereon. If the Proxy is returned but no choice is specified thereon, it will be voted "FOR" all the persons named below under the caption "Information about Nominees for Director," and upon such other matters as may properly come before the meeting or any adjournment thereof in accordance with the best judgment of the holders of the Proxy.

         The presence of a majority of the votes entitled to be cast at the Annual Meeting represented in person or by proxy at the Annual Meeting will constitute a quorum. The eleven nominees receiving the highest vote totals will be elected as directors of the Company. All other matters will be decided by the affirmative vote of the majority of the votes entitled to be cast present or represented at the Annual Meeting.

         Abstentions, withheld votes, and broker non-votes will be included in the calculation of the number of votes represented in person or by proxy at the Annual Meeting in determining whether the quorum requirement is satisfied, but will not be counted as votes cast for any matter to be voted upon. Broker "non-votes" occur when a broker holding shares of Capital Stock for a beneficial owner votes on one matter pursuant to the broker's discretionary authority or pursuant to instructions from the beneficial owner, but does not vote on another matter for the reason that the broker does not have discretionary authority to vote such shares on such other matter and has not received voting instructions from the beneficial owner. Broker non-votes will not affect the votes required to elect the directors, which is the only matter known to Management of the Company which will be presented at the Annual Meeting.

                     VOTING SECURITIES AND PRINCIPAL HOLDERS

         The following table sets forth as of March 10, 1998, beneficial ownership of the Company's Capital Stock by each "person" known by the Company to be the beneficial owner of more than 5% of the Company's voting securities, by each director and Named Officer and by all directors and executive officers of the Company as a group.

      NAME                                       NUMBER OF SHARES               PERCENT OF CLASS
OF BENEFICIAL OWNER                              OWNED BENEFICIALLY             OUTSTANDING
-------------------                              ------------------             ----------------
James B. Miller, Jr.                                    2,680,810 (1)                 29.9%
David R. Bockel                                             1,100                       *
Dr. Edward G. Bowen                                        11,000 (2)                   *
Kevin S. King                                               1,000                       *
Larry D. Peterson                                           1,000                       *
Robert J. Rutland                                         148,764                      1.7%
W. Clyde Shepherd, Jr.                                    128,722                      1.4%
Gordon M. Sherman                                         173,852 (3)                  1.9%
R. Phillip Shinall III                                      8,887 (4)                   *
Rankin Smith, Jr.                                          17,474 (5)                   *
Felker W. Ward, Jr.                                         7,920                       *
Sharon R. Denney                                           19,259                       *
M. Howard Griffith, Jr.                                     6,954 (6)                   *
H. Palmer Proctor, Jr.                                      1,000                       *
All directors and executive officers
as a group (14 persons)                                 3,207,742 (7)                 35.8%

-------------------------
(1) Includes 51,111 shares of Common Stock owned of record by Mr. Miller's wife, 330,520 shares held by Fidelity National Bank ("FNB") as trustee under five trusts for Mr. Miller's children and 180,433 shares held by BAC Properties, a partnership of which Mr. Miller and his wife own 40%. Also includes 34,770 shares of Common Stock issuable upon conversion of shares of Preferred Stock owned by his spouse. Mr. Miller's business address is 3490 Piedmont Road, Atlanta, Georgia 30305.
(2) Includes 10,560 shares of Common Stock held by Dr. Bowen as trustee for Target Benefit Plan.
(3) Represents 173,852 shares of Common Stock issuable upon conversion of shares of Preferred Stock.
(4)      Includes 1,232 shares owned by Mr. Shinall's wife.
(5) Includes 7,823, 1,390 and 2,607 shares of Common Stock issuable upon conversion of shares of Preferred Stock owned by Mr. Smith, his spouse and Mr. Smith as custodian for family members, respectively.
(6) Represents 6,954 shares of Common Stock issuable upon conversion of shares of Preferred Stock.
(7) Includes 227,396 shares of Common Stock issuable upon conversion of shares of Preferred Stock.
*        Less than one percent.

ITEM 1 - NOMINATION AND ELECTION OF DIRECTORS

            The Bylaws of the Company provide that the Board of Directors shall consist of from three to 24 directors. The number of directors is currently set at eleven by board resolution. The number of directors may be increased or decreased from time to time by resolution of the Board of Directors or of the shareholders, but no decrease shall have the effect of shortening the term of an incumbent director. The terms of office for directors continue until the next annual meeting of shareholders and until their successors are elected and qualified.

         In the event that any nominee withdraws or for any reason is not able to serve as a director, the Proxy will be voted for such other person as may be designated by the Board of Directors as substitute nominee unless the Board of Directors or shareholders by resolution provide for a lesser number of directors, but in no event will the Proxy be voted for more than eleven nominees. Management of the Company has no reason to believe that any nominee will not serve if elected. All the nominees are currently directors of the Company.

                     INFORMATION ABOUT NOMINEES FOR DIRECTOR

         The following information as of March 10, 1998, has been furnished by the respective nominees for director. Except as otherwise indicated, each nominee has been engaged in his present principal employment, in the same position, for more than five years.

                                          Year      Business Experience During Past
Name                            Age       Elected   Five Years And Other Information
----                            ---       -------   --------------------------------
James B. Miller, Jr.(3)         57        1979      Chairman of the Board,  President and Chief
                                                    Executive Officer of the Company since 1979.
                                                    A director of FNB since 1976; President and
                                                    Chief Executive Officer of FNB from 1977 to
                                                    1997; and Chairman of FNB since 1998.
                                                    Chairman of the Boards of Fidelity National
                                                    Mortgage Corporation ("FNMC") and Fidelity
                                                    National Capital Investors, Inc. ("FNCI").
David R. Bockel                 53        1997      President of Bockel & Company, an advertising
                                                    agency in Atlanta, Georgia, since 1997.
                                                    President of the predecessor companies since
                                                    1971.  He is also a Brigadier General, U.S.
                                                    Army Reserve.
Dr. Edward G. Bowen(1)          62        1989      Gynecologist and obstetrician in Atlanta, Georgia.
                                                    A director of FNB since 1989.
Kevin S. King                   50        1998      Partner in the law firm of King & Carragher,
                                                    Atlanta, Georgia.  A director of FNB since
                                                    January 1998.
Larry D. Peterson               49        1997      President and Chief Executive Officer, FNB, and
                                                    Vice President of the Company since 1997. Senior
                                                    Vice President and Senior Segment Manager of
                                                    KeyCorp. from 1995 to 1997.  President, Central
                                                    Indiana Region of Society National Bank from
                                                    1992 to 1995.
Robert J. Rutland (1)(2)(3)     56        1979      Chairman and Chief Executive Officer of Allied
                                                    Holdings, Inc., ("Allied") a transportation company
                                                    located in Decatur, Georgia, since 1995. President and
                                                    Chief Executive Officer of Allied from 1986 to 1995.
                                                    A director of FNB since 1974.

W. Clyde Shepherd, Jr.(2)(3)    83         1979    Secretary/Treasurer of Shepherd Construction
                                                   Company, a general contracting company located in
                                                   Atlanta, Georgia.  A director of FNB since 1974
                                                   and Chairman of the Board of Directors of FNB
                                                   from 1989 to 1998.
Gordon M. Sherman               65         1997    Regional Commissioner of the Social Security
                                                   Administration for eight southeastern states.
R. Phillip Shinall III(2)       51         1979    Partner of the law firm of Holland & Knight LLP,
                                                   Atlanta, Georgia, since 1997.  Partner of the law
                                                   firm of Glass,  McCullough, Sherrill & Harrold, LLP
                                                   from 1988 to 1997.  A director of FNB since 1979.
Rankin Smith, Jr.               50         1987    Advisor to the Atlanta Falcons football team.  A
                                                   director of FNB since 1987.
Felker W. Ward, Jr.(1)          64         1996    President of Ward & Associates, Inc., an investment
                                                   banking firm, since 1991; principal of Pinnacle In-
                                                   vestment Advisors, Inc., an investment advisory firm
                                                   in Atlanta, Georgia, since 1991.  A director of AGL
                                                   Resources, Inc., a natural gas distributing utility;
                                                   Abrams Industries, Inc., a construction and property
                                                   management company and a manufacturer of
                                                   fixtures.  A director of FNB since 1996.


--------------------------

(1)  Member of the Audit Committee of the Board of Directors
(2)  Member of the Compensation Committee of the Board of Directors
(3)  Member of the Executive Committee of the Board of Directors

         There are no family relationships between any director, executive officer or nominee for director of the Company or any of its subsidiaries except that W. Clyde Shepherd III, a director of FNB and FNCI is the son of W. Clyde Shepherd, Jr., a director of the Company; Karina Miller, a director of FNCI, is the spouse of James B. Miller, Jr., Chairman of the Board, President, and Chief Executive Officer.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE ABOVE NOMINEES FOR DIRECTOR.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Messrs. Bockel and Sherman inadvertently filed late Form 3 initial statement of beneficial ownership of securities with the Securities and Exchange Commission.

         Messrs. Bockel, Miller, Peterson and Smith each inadvertently filed late one Form 4 statement of changes in beneficial ownership of securities with the Securities and Exchange Commission.

                             EXECUTIVE COMPENSATION

         The following table sets forth the annual and other compensation paid by the Company and its subsidiaries to James B. Miller, Jr., Larry D. Peterson, Sharon R. Denney, M. Howard Griffith, Jr. and H. Palmer Proctor, Jr., the only executive officers of the Company whose salary and bonus was $100,000 or more for 1997 (Messrs. Miller, Peterson, Denney, Griffith and Proctor are individually referred to herein as a "Named Officer").

                           SUMMARY COMPENSATION TABLE
                           --------------------------
        Name and                                                                      All Other
        Principal Position            Year              Salary     Bonus           Compensation
        ------------------            ----              ------     -----           ------------
        James B. Miller, Jr.          1997            $600,000       -              $50,107 (1)
           Chairman of the Board      1996             600,000       -               44,529 (1)
           President and Chief        1995             600,000       -               46,304 (1)
           Executive Officer

        Larry D. Peterson             1997              88,654      $50,000(2)        1,172 (2)
           President and Chief
           Executive Officer, FNB

        Sharon R. Denney              1997             210,000       -                5,043 (3)
           Executive Vice President   1996             210,000       -               32,522 (3)
                                      1995             210,000       -               32,731 (3)

        M. Howard Griffith, Jr.       1997             118,750       -                1,080 (4)
           Chief Financial Officer    1996              90,000       -                1,010 (4)
                                      1995              90,000       10,000           1,808 (4)

        H. Palmer Proctor, Jr.        1997             100,010       -                3,410 (5)
           Vice President             1996              94,000       -                3,513 (5)
                                      1995              70,016       10,000             920 (5)

-------------------------

(1) Includes Company contributions of $1,425, $1,350, and $2,250 to Mr. Miller's account in the Company's 401(k) Plan for 1997, 1996 and 1995, respectively, and $39,582 paid by the Company for life insurance premiums for Mr. Miller for each of the three years ended December 31, 1997, under a split-dollar insurance benefit plan. Upon the termination of the plan, the Company will receive from the proceeds of the life insurance policy the insurance premiums paid by the Company.

(2) Employment commenced on September 18, 1997. Includes a lump sum payment of $50,000 upon commencement of employment. Includes Company contribution of $1,172 to Mr. Peterson's account in the Company's 401(k) Plan for 1997.

(3) Includes Company contributions of $1,425, $1,350, and $2,361 to Mr. Denney's account in the Company's 401(k) Plan for 1997, 1996, and 1995, respectively. The Company entered into an agreement with Mr. Denney in 1985, which was extended in 1994, to pay him $30,000 a year for 10 years commencing upon his retirement. The Company has accrued $24,000 in 1995 to provide for this liability, which is also included in All Other Compensation.

(4) Includes Company contributions of $1,072, $846 and $1,608 to Mr. Griffith's account in the Company's 401(k) Plan for 1997, 1996, and 1995, respectively.

(5) Includes Company contributions of $900, $846, and $720 to Mr. Proctor's account in the Company's 401(k) Plan for 1997, 1996, and 1995, respectively.

EMPLOYMENT AGREEMENTS

         The Company has entered into employment agreements with James B. Miller, Jr. and Larry D. Peterson.

         The employment agreement with Mr. Miller is for a three-year period commencing on January 1, 1998. It provides for an annual base salary of $300,000 and annual incentive compensation of up to $400,000 based upon the attainment by the Company of certain net income targets.

       The employment agreement with Mr. Peterson is for a three-year period commencing on September 15, 1997. It provides for an annual base salary of $300,000. The employment agreement further provides that FNB will adopt, prior to September 15, 1998, a deferred compensation program which will include all senior executives of FNB. Mr. Peterson was paid a lump sum of $50,000 within 30 days of the commencement of his employment. Also, the Company agreed to reimburse Mr. Peterson for premiums on a $1 million term life insurance policy and a disability insurance policy which will provide disability benefits at the annual rate of $210,000.

         The employment agreements with Messrs. Miller and Peterson each provide that if the executive terminates his employment or is terminated by the Company for cause, such executive is subject to a non-compete provision for a period of one year.

       STOCK OPTION GRANTS FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997(1)

                                                                                    Grant Date
                             Individual Grants                                         Value
----------------------------------------------------------------------------------------------
                                % of Total
                     Number   Options Granted   Exercise              Market Value  Grant Date
                   of Options  to Employees      Price   Expiration        on         Present
      Name          Granted    in Fiscal Year    ($/Sh)     Date       Grant Date    Value(2)
----------------------------------------------------------------------------------------------
James B. Miller, Jr. 40,400        16%            9.90       9/02       $9.00        $169,276
                    109,600        44%            9.00       9/02       $9.00        $557,864

Larry D. Peterson   100,000        40%            9.00       9/05       $9.00        $805,000

-------------------------

(1)      No stock appreciation rights have been granted by the Company.

(2) The Company used a modified Black-Scholes model of option valuation to determine grant date present value. The Company does not represent that the Black-Scholes model can properly determine the value of an option. Assumptions used for valuation are: interest rate (risk free rate of return of 5.12%), no annual dividend, and volatility of 27.5%.

The following table sets forth, with respect to the Named Officers, information concerning each exercise of stock options and all unexercised stock options held as of December 31, 1997.

              AGGREGATE STOCK OPTION EXERCISES IN FISCAL YEAR ENDED
            DECEMBER 31, 1997 AND FISCAL YEAR END STOCK OPTION VALUES

---------------------------------------------------------------------------------------------------
                               Value Realized
                     Number of   ($)(Market
                      Shares   Price at Time of     Number of              Value of Unexercised
                     Acquired   Exercise less    Unexercised Stock          In-the-Money Stock
      Name         on Exercise Exercise Price)   Options at FY-End          Options at FY-End(1)
---------------------------------------------------------------------------------------------------
                                             Exercisable  Unexercisable Exercisable   Unexercisable
                                             -----------  ------------- -----------   -------------
James B. Miller, Jr.      -         -              -        150,000         -            $27,400

Larry D. Peterson         -         -              -        100,000         -            $25,000

-------------------------
(1) The fair market value of a share of Common Stock of the Company on December 31, 1997 was $9.25.

                                   401(K) PLAN

         The Company has adopted a tax-qualified savings plan ("401(k) Plan") which is intended to qualify under Section 401(k) of the Internal Revenue Code of 1986 ("Code"). Employees may elect to contribute to the 401(k) Plan through payroll deductions, up to the statutory limitation and may direct the investment of their accounts into various investment funds. Under Section 401(k) of the Code, the employee's contributions to the 401(k) Plan are not taxable to the employee until such amounts are distributed to the employee. The Company pays the administrative expenses of the 401(k) Plan and makes voluntary contributions from time to time which are allocated to each eligible employee's account as required by the Code. The Company's voluntary contributions become fully vested at the earlier of six years of service or at normal retirement age.

                            COMPENSATION OF DIRECTORS

         Each non-employee director of the Company was paid $2,000 for the Board of Directors' meeting attended and $500 for committee meetings attended on a day which was not a regularly scheduled Board meeting date in January 1997. Director and committee fees were suspended from February through September 1997 and reinstituted commencing October 1997 at $1,000 for attending each regularly scheduled Board of Directors' meeting and $250 for attending each committee meeting held on a day which was not a regularly scheduled Board meeting date. Directors, who are employees, do not receive a fee for attending Board or committee meetings.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The members of the Company's Compensation Committee ("Committee") are
W. Clyde Shepherd, Jr., Chairman, Robert J. Rutland, and R. Phillip Shinall III. No member of the Committee is an employee of the Company or any subsidiary.

         FNB leases office space from Allied Holdings, Inc. of which Mr. Rutland is Chief Executive Officer. Mr. Rutland is a member of the Compensation and Executive Committees of the Company. FNB leases approximately 35,000 square feet at an average annual rate of approximately $17 per square foot, subject to a pro rata increase for any increase in taxes, insurance, utilities, or maintenance. FNB also leases space from a corporation of which Mr. Shepherd, a director and member of the Compensation and Executive Committees, is the majority shareholder. FNB leases approximately 2,200 square feet at an average annual rate of approximately $11 per square foot subject to a pro rata increase for increases in taxes and insurance. The lease agreements were made substantially on the same terms as those prevailing at the time for comparable leases for similar facilities.

         Mr. Shinall has been a partner in the law firm of Holland & Knight LLP, Atlanta, Georgia, since October 1997. Holland & Knight LLP provided legal services to the Company in 1997. In addition, Mr. Shinall provided legal and other services to the Company prior to October 1997 for which he was paid approximately $100,000.

         FNB, FNMC and FNCI have had, and expect to have in the future, banking and other business transactions in the ordinary course of business with directors (including members of the Committee) and officers of the Company and their affiliates, including members of their families or corporations, partnerships or other organizations in which such officers or directors have a controlling interest, on substantially the same terms (including price, or interest rates and collateral) as those prevailing at the time for comparable transactions with unrelated parties. Such transactions have not and will not involve more than the normal risks of collectibility, nor present other unfavorable features. As of December 31, 1997, FNB and FNMC had direct or indirect loans outstanding to officers and directors and their affiliates aggregating approximately $4.6 million.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

         Under rules established by the Securities and Exchange Commission ("SEC"), the Company is required to provide certain information with respect to compensation provided to the Company's Chairman of the Board, President and Chief Executive Officer ("CEO") and to the Company's other executive officers.

      The Committee is responsible for evaluating the remuneration of executives of the Company to provide competitive levels of compensation which take into account the Company's annual and long-term performance goals, whether there has been above average corporate performance, the levels of an individual's initiative, responsibility and achievements, and the Company's need to attract and retain well trained and highly motivated executives. The Committee fixes the compensation of the CEO and generally reviews the compensation of the other executive officers. All decisions by the Committee relating to the compensation of the Company's CEO are reviewed by the full Board of Directors.

      Executive officers' overall compensation is intended to be consistent with the compensation paid to executives of financial institutions and of other companies similar in size, complexity, and character to the Company, provided that the Company's performance warrants the compensation being paid. The annual salary of the CEO was established at $600,000 by the Committee in 1994 after considering the experience required to manage a company which is growing rapidly, the levels of compensation that would be required to be paid to attract a person to lead the Company in the future and comparable levels of compensation paid to chief executive officers of local entrepreneurial companies and financial institutions. There were no changes in Mr. Miller's compensation for 1997. During 1997 the Company successfully raised over $6 million in the private placement of its Preferred Stock and over $26 million in a public offering of its Common Stock. The Committee took into account the Company's performance in determining Mr. Miller's salary without specific reference being made to qualitative or quantitative performance factors. In addition, the Committee in recent years had not granted a bonus to the CEO. However, there are no assurances that this practice will continue in the future. The Committee granted to the CEO stock options in 1997. This was the first ever stock option grant to the CEO.

      Compensation paid to the Company's executive officers in 1997, as reflected in the foregoing compensation tables, consisted of the following elements: base salary, stock option grant, matching contributions paid with respect to the Company's 401(k) Plan and certain perquisites. In addition, the Company has adopted certain broad-based employee benefit plans in which executive, and other officers together with employees, have the option to participate. Benefits under these plans generally are not directly or indirectly tied to the Company's performance, except that contributions by the Company to the 401(k) Plan are voluntary, at the election of the Board of Directors. In light of the level of earnings of the Company in 1997, no bonuses were granted to the executive officers for 1997 performance.

      The Chief Executive Officer establishes and administers the compensation of all other executive officers.

                                      COMPENSATION COMMITTEE
                                      W. Clyde Shepherd, Jr., Chairman
                                      Robert J. Rutland
                                      R. Phillip Shinall III

                      SHAREHOLDER RETURN PERFORMANCE GRAPH

         Set forth below is a line graph comparing the percentage change in the cumulative shareholder return on the Company's Common Stock with the cumulative Total Return on The NASDAQ Stock Market (U.S. Companies) index and the NASDAQ Bank Stocks index for the period commencing on October 31, 1994, the date the Company's Common Stock began trading on The NASDAQ Stock Market under the symbol LION.

         The graph assumes $100 invested on October 31, 1994, in the Common Stock of the Company and in each of the two indexes. The comparison assumes that all dividends are reinvested.

            COMPARISON OF CUMULATIVE TOTAL RETURN AMONG THE COMPANY,
             THE NASDAQ STOCK MARKET (U.S.) AND NASDAQ BANK STOCKS.

                                                  Period Ending
                                ---------------------------------------------------
Index                           10/31/94   12/31/94   12/31/95   12/31/96  12/31/97
-----------------------------------------------------------------------------------
Fidelity National Corporation     100.00     84.43     152.68    126.11    95.22
NASDAQ - Total US                 100.00     96.95     137.12    168.65   206.95
NASDAQ Bank Index                 100.00     95.27     141.88    187.32   316.46

                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         During 1997, the Board of Directors of the Company held nineteen meetings. During 1997, with the exception of one Board member, each of the directors attended approximately seventy-five percent (75%) of the aggregate meetings of the Board of Directors and the committees on which the director served. The Company does not have a nominating committee. All nominees for the Board of Directors are nominated by the entire Board of Directors.

Audit Committee. The primary functions of the Company's Audit Committee are to see that an audit program is in place to protect the assets of the Company, assure that adequate internal controls exist, review SEC filings, and recommend the independent auditors for appointment by the Board of Directors. During 1997, the Audit Committee held ten meetings.

Compensation Committee. The primary functions of the Compensation Committee are to evaluate and administer the compensation of the Company's Chief Executive Officer, and to review the general compensation programs of the Company. During 1997, the Compensation Committee held one meeting.

Executive Committee. The Executive Committee is authorized to exercise any and all the powers of the Company's Board of Directors in the management of the business and affairs of the Company except where specific power is limited to the Board of Directors by the Company's Bylaws or by applicable law. During 1997, the Executive Committee held four meetings.

                                    AUDITORS

         Ernst & Young LLP audited the Company's financial statements for 1997. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will respond to appropriate questions.

                              SHAREHOLDER PROPOSALS

         Proposals of shareholders intended to be presented at the Company's 1999 Annual Meeting must be received by the Company addressed to the President at 3490 Piedmont Road, Suite 1550, Atlanta, Georgia 30305, by December 24, 1998, in order to be eligible for inclusion in the Company's Proxy Statement and Proxy for that meeting.

                 OTHER MATTERS THAT MAY COME BEFORE THE MEETING

         Management of the Company knows of no matters other than those stated above that are to be brought before the meeting. If any other matters should be presented for consideration and voting, however, it is the intention of the persons named as proxies in the enclosed Proxy to vote in accordance with their judgment as to what is in the best interest of the Company.

                                     By order of the Board of  Directors,



                                     Martha C. Fleming
                                     Secretary

March 24, 1998

                                                                     ANNEX A

                          FIDELITY NATIONAL CORPORATION
 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE 1998 ANNUAL MEETING
                                OF SHAREHOLDERS

The undersigned hereby appoints Gordon M. Sherman and R. Phillip Shinall III, or either of them with power of substitution to each, the proxies of the undersigned to vote all of the shares of Common Stock and Preferred Stock owned of record by the undersigned at the Annual Meeting of Shareholders of Fidelity National Corporation to be held on April 16, 1998, or any adjournment thereof as herein specified and in accordance with their best judgment with respect to any other matters that may properly come before the meeting.

Item 1.  ELECTION OF DIRECTORS      [ ] FOR all nominees   [ ]   WITHHOLD AUTHORITY for all nominees
      NOMINEES:  James B. Miller, Jr.; David R. Bockel; Dr. Edward G. Bowen; Kevin S. King; Larry D. Peterson; Robert J. Rutland;
      W. Clyde Shepherd, Jr.; Gordon M. Sherman; R. Phillip Shinall III; Rankin Smith, Jr.; Felker W. Ward, Jr.
      (INSTRUCTION:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED
      BELOW.)
      ___________________________________________________


THIS PROXY WILL BE VOTED "FOR" ITEM 1 UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACE PROVIDED.

Please sign this Proxy exactly as name appears on the Proxy:

__________________________________________________

Date:_______________________________________, 1998

Note: When signing as an attorney, trustee, administrator or guardian, please give your title as such.